UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2017

Praco Corporation

 (Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-169802

(Commission File Number)

27-1497347

 (IRS Employer Identification No.)

159 North State Street

Newtown, PA 18940

 (Address of principal executive offices)(Zip Code)

(215) 968-1600

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 19, 2017, Praco Corporation, a Nevada corporation (the “Company”), entered into a Share Exchange Agreement, (the “Share Exchange Agreement”), by and among the Company, Arista Capital, Ltd., a Nevada corporation, (“Arista”), and the holders of common stock of Arista (the “Arista Shareholders”). The closing of the Share Exchange (the “Closing”) shall take place sixty days after the execution of this Agreement (the “Closing Date”), conditioned upon the completion of due diligence by the Parties.

Under the terms and conditions of the Share Exchange Agreement, at Closing, the Company will exchange two shares of Praco common stock in exchange for one common share of Arista common stock, which will equal 80% of the total outstanding shares of Praco, subject to the terms and conditions set forth in the Share Exchange Agreement.

Also, at Closing, the Praco Shareholders shall be issued 240,417 warrants on a pro rata basis exercisable at $2.00 per share and subject to the same terms and conditions as the warrants currently held by the Arista warrant holders except that a cashless exercise shall not be permitted. In addition, at Closing, Praco will offer to exchange each outstanding Arista warrant for new warrants issued by Praco entitling the holder to purchase an equal number of Praco shares and subject to the same terms and conditions as the Arista warrants except that a cashless exercise will not be permitted. Also, at Closing, Praco will offer to exchange each outstanding Arista convertible note into a convertible note issued by Praco convertible in to an equal amount of Praco shares, subject to the same terms and conditions as the convertible notes currently held by Arista convertible noteholders.

All Arista common share amounts and Praco common share amounts shall be adjusted accordingly if prior to Closing, any Arista noteholder or warrantholder converts or exercises their respective securities and agrees to exchange such Arista shares for Praco shares so as to allow Arista Shareholders to own 80% and Praco Shareholders to own 20% of the issued and outstanding shares on a non-diluted basis at Closing. Furthermore, at Closing, Arista will pay Praco $75,000 to be used to pay outstanding liabilities of Praco.

The Share Exchange Agreement contains customary representations and warranties.

The foregoing description of the terms of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by the complete text of the document attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description

2.1	Share Exchange Agreement, dated April 19, 2017, by and among the Registrant, Arista Capital, Ltd. a Nevada corporation, and the holders of common stock of Arista Capital Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRACO CORPORATION

Date: April 25, 2017	By:	/s/ R. Scott Williams
R. Scott Williams Chief Executive Officer

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